Calculation of Filing Fee Tables
S-8
Suncrete, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	4,750,000	$ 21.41	$ 101,697,500.00	0.0001381	$ 14,044.42
2	Equity	Class B Common Stock	Other	2,500,000	$ 21.41	$ 53,525,000.00	0.0001381	$ 7,391.80
3	Equity	Class A Common Stock issuable upon the conversion of Class B Common Stock	Other	2,500,000		$ 0.00	0.0001381	$ 0.00
Total Offering Amounts:						$ 155,222,500.00		$ 21,436.22
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,436.22
Offering Note
[1]	(1) Represents (i) 3,750,000 shares of Class A Common Stock, par value $0.0001 ("Class A Common Stock"), of Suncrete, Inc. (the "Company"), issuable pursuant to the Suncrete, Inc. 2026 Omnibus Incentive Plan (the "2026 Plan"), including shares of Class A Common Stock that may become available for issuance under the 2026 Plan upon the forfeiture, cancellation, expiration or termination of awards under the 2026 Plan, and (ii) 1,000,000 shares of Class A Common Stock issuable pursuant to the Suncrete, Inc. Employee Stock Purchase Plan (the "ESPP"), and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Class A Common Stock that may become issuable under the 2026 Plan or the ESPP as a result of any stock split, stock dividend, recapitalization or other similar transaction effected that increases the number of outstanding shares of Class A Common Stock. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act, based on the average of the high ($22.59) and low ($20.23) prices of the shares of Class A Common Stock on The Nasdaq Global Market on June 23, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission).

[2]	(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act, based on the average of the high ($22.59) and low ($20.23) prices of the shares of Class A Common Stock on The Nasdaq Global Market on June 23, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission). (3) Represents (i) shares of Class B Common Stock, par value $0.0001, the Company ("Class B Common Stock"), issuable pursuant to the 2026 Plan, including shares of Class B Common Stock that may become available for issuance under the 2026 Plan upon the forfeiture, cancellation, expiration or termination of awards under the 2026 Plan, and (ii) pursuant to Rule 416(a) of the Securities Act, any additional shares of Class B Common Stock that may become issuable under the 2026 Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction effected that increases the number of outstanding shares of Class B Common Stock.

[3]	(4) Represents shares of Class A Common Stock issuable upon the conversion of Class B Common Stock. The Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis at the option of the holder thereof, or upon the occurrence of certain conversion events. Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock being registered hereunder because no additional consideration will be received in connection with the conversion of the Class B Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources